Exhibit (5)(a)

                      FOREHT LAST LANDAU MILLER & KATZ, LLP
                                ATTORNEYS AT LAW
                               415 MADISON AVENUE
                                   16TH FLOOR
                              NEW YORK, N.Y. 10017
                                                                  (212) 935-8880
                                                        FACSIMILE (212) 935-5554
                                                        INTERNET www.law-org.com

Securities and Exchange Commission        Re: Startech Environmental Corp.
450 Fifth Street, NW                          Registration Statement on Form S-1
Washington, DC 20549                          File No. 333-35786

Ladies and Gentlemen:

          We refer to Registration Statement on Form S-1 Registration No. 333-35786 (the "Registration Statement") filed by Startech Environmental Corporation a Colorado corporation (the "Company"), with the Securities and Exchange Commission relating to the sale by certain Selling Security Holders of a maximum of:

         1,684,235 Shares of Common Stock
         284,250 Shares of Series A Convertible Preferred Stock
         396,464 Warrants
         433,268 CDA Warrants

          We have reviewed the Certificate of Incorporation and By-Laws of the Company, as amended, records of certain of the Company's corporate proceedings as reflected in the Company's minute books and have examined such authorities and statutes as we have deemed relevant to the opinions set forth hereinafter.

          Based upon the foregoing, it is our opinion that:

          The shares of Common Stock and the shares of Series A Convertible Preferred ("Preferred Stock") are, and the shares of Common Stock to be issued upon the conversion of Preferred Stock, the exercise of the Warrants, and CDA Warrants will be, when sold in accordance with the terms and conditions set forth in the Prospectus constituting a part of the Registration Statement, legally issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which forms a part thereof.

                             Respectfully submitted,
                      Foreht Last Landau Miller & Katz, LLP
                              By /s/ Peter Landau,
                              --------------------
                                  Peter Landau